As Filed with The Securities and Exchange Commission on October _____, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAAG ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	2389	38-4210123
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

{Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1716 13 Avenue NW

Calgary, AB T2N 1L1

Canada

Issuers Telephone Number: (403) 616-7221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard Jones

Jones & Haley, P.C.

750 Hammond Drive, Building 12, Suite 100

Atlanta, GA 30328

Telephone: (770) 804-0500

Email: jones@corplaw.net

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,508,000	$0.05	$175,400	$19.33

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Consisting of 2,508,000 shares of common stock to be sold by the Selling Shareholders named herein, and 1,000,000 shares of stock to be sold by the Company. Proceeds from the sale of shares by the Company will go to the Company, while proceeds from the sale of shares by the selling shareholders will go to the individual selling shareholders.

(3)

There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act, provided however that the shares offered by the Company will be offered for $.05 per share (See “Plan of Distribution”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October ___, 2022

JAAG ENTERPRISES LTD.

1,000,000 shares of common stock offered by the Company

2,508,000 shares offered by the Selling Shareholders

This is an initial public offering of the common stock of JAAG Enterprises, Inc., a Nevada corporation, and no public market currently exists for the shares being offered. The Company is offering 1,000,000 shares of common stock (“Shares”). The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of Shares required to be purchased by each investor. The Shares offered by the Company will be sold on our behalf by our executive officers and directors. There is no assurance that we will be able to sell any of the 1,000,000 Shares being offered by the Company. All of the Shares being registered for sale by the Company will be sold at a fixed price of $0.05 per Share for the duration of the Offering. No commission will be paid in connection with the sale.

Our Selling Shareholders, as defined under the heading “Selling Shareholders”, are offering 2,508,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the Selling Shareholders. The shares offered by the Selling Shareholders may be sold in one or more transactions at a fixed price of $0.05 per share until our shares are listed on a national securities exchange or quoted in the over-the-counter market, at which time they may be sold at the prevailing market price.

Assuming all of the 1,000,000 Shares being offered by the Company are sold, the Company will receive $50,000 in proceeds. Assuming 750,000 Shares (75%) being offered by the Company are sold, the Company will receive $37,500 in proceeds. Assuming 500,000 Shares (50%) being offered by the Company are sold, the Company will receive $25,000 in proceeds. Assuming 250,000 Shares (25%) being offered by the Company are sold, the Company will receive $12,500 in proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our business plan.

The Company estimates the costs of this offering at approximately $35,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to provide the funds necessary to pay the expenses relating to this offering.

None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

This offering will terminate upon the earliest of (i) such time as all of the 1,000,000 shares of common stock being sold by the Company has been sold; (ii) when the board of directors decide that it is in our best interest to terminate the offering or (iii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, besides their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

The date of this prospectus is October ____, 2022

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October XX, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to JAAG Enterprises Ltd. a Nevada corporation and it’s wholly-owned subsidiary, JAAG Uniform Limited, a Hong Kong corporation. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Business:

The Company is an emerging company in the business of designing and selling work uniforms. Working alongside its clients and partners, the Company provides expertise in helping corporations to establish a brand presence and identity through employee uniforms. The Company supplies products on a wholesale level and on a retail level to a diverse clientele within a number of industries, including luxury retail, sports, health and beauty, hospitality, engineering and manufacturing, property management, hospitals, security, and transportation. The Company will purchase the uniforms from its manufacturing partners in China. The Company’s management has extensive knowledge in textiles and tailoring and the Company offers custom design uniform solutions to meet the specific needs of individual clients, as well as sales at the wholesale level.

The Company:

The Company was incorporated on January 25, 2022 in the state of Nevada.

On May 27, 2022, the Company acquired a 100% interest in JAAG Uniform Limited of Hong Kong (“JAAG Uniform”). JAAG Uniform is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

The Company has an accumulated deficit at June 30, 2022 of $918. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. We will need to rely on private capital investment to fund on-going operations for the near term. There is no guarantee that we will be able to secure private capital investment.

Our principal executive offices are located at 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada. Our telephone number is (403) 616-7221.

Common Stock offered by the Company:

The Company is offering 1,000,000 Shares of its common stock at a fixed price of $0.05 per share. The shares will be offered by our executive officers in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the Shares have been sold pursuant to the registration statement; (ii) at such time as the board of directors chooses to terminate the offering; or (iii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Common stock offered by the Stockholders:

The selling shareholders are offering 2,508,000 shares of our common stock in a resale offering at $0.05 per share until our shares are listed on a national exchange or quoted on the OTC Markets, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

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The Offering

Common stock offered by us:	1,000,000 shares of our common stock.

Common stock offered by the Selling Shareholders:	2,508,000 shares of our common stock

Common Stock outstanding before this Offering:	10,208,000 shares of our common stock as of the date of this Prospectus and 11,208,000 shares will be outstanding assuming the complete sale of all 1,000,000 shares that we offer.

Use of proceeds:

Any proceeds that we receive from our sale of shares will be used by us to pay for business development, marketing, promotion and general working capital. We will not receive any proceeds from the sale of the securities by the selling shareholders. (See “Use of Proceeds”.)

No Escrow:

The funds received by the Company from the sale of its shares in the Offering will be non-refundable and will not be placed in escrow, but will be immediately available for use by the Company regardless of the number of shares sols by the Company.

Risk Factors:

The Common Shares offered pursuant to this prospectus involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” before deciding whether or not to invest in shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline, and you may lose all or a part of your investment.

Risks Relating to Our Business

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

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Because our headquarters are located outside of the U.S. and our products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Foreign economic downturns may affect our results of operations in the future. Additionally, other factors relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including among other things:

•	international economic and political changes and unrest;
•	the imposition of governmental controls or changes in government regulations;
•	difficulties in enforcing intellectual property rights;
•	restrictions on transfers of funds and assets between jurisdictions;
•	foreign tax treaties and policies;
•	geo-political instability;
•	changes in labor laws, regulations and policies;
•	changes in customs duties, additional tariffs and other trade barriers;
•	changes in shipping costs; and
•	currency exchange fluctuations.

As we operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Because the Company’s headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the U.S. Consequently, it may be difficult for investors to affect service of process in the U.S. and to enforce judgments obtained in U.S. courts. It may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the U.S. against us may not be enforceable.

Because our officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

If an event occurs that results in any liability of any of our officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because our officers and directors reside outside of the United States. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located. Accordingly, it may be difficult to enforce any liabilities against our officers and directors.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Asia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The value of foreign currencies against the U.S. Dollar may fluctuate and is affected by, among other things, changes in political and economic conditions. Any significant appreciation or depreciation in the foreign currency against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the foreign currency against the U.S. Dollar would make any new foreign currency-denominated investments or expenditures more costly to us, to the extent that we are required to convert U.S. Dollars into that foreign currency for such purposes. Conversely, a significant depreciation of the foreign currency against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

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Our business is expected to be dependent on third-party manufacturers, which are located in China, and any inability to obtain products from any such manufacturers could have a material adverse effect on our business, operating results and financial condition.

Substantially all of our current and future products are expected to be manufactured by companies that are located in China. This concentration exposes us to risks associated with doing business globally. The political, legal and cultural environment in China is rapidly evolving, and any change that impairs our ability to obtain products from manufacturers in that region, or to obtain products at marketable rates, could have a material adverse effect on our business, operating results and financial condition.

There are quotas and trade restrictions on certain categories of goods and apparel from China and countries that are not subject to the World Trade Organization Agreement, which could have a significant impact on our sourcing patterns in the future. In addition, political uncertainty in the United States may result in significant changes to U.S. trade policies, treaties and tariffs, potentially involving trade policies and tariffs regarding China, including the potential disallowance of tax deductions for imported merchandise or the imposition of unilateral tariffs on imported products. Currently, the Company has no sales in the United States.

These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between these nations and the United States. Any of these factors could depress economic activity, restrict our sourcing from suppliers and have a material adverse effect on our business, financial condition and results of operations and affect our strategy in Asia and elsewhere around the world. We cannot predict whether any of the countries in which our merchandise or raw materials are currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and foreign governments, nor can we predict the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions against apparel items could increase the cost, delay shipping or reduce the supply of apparel available to us or may require us to modify our current business practices, any of which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, the potential for a second wave of the coronavirus pandemic breaking out in China, and the uncertainty in relation to same, could impair our ability to obtain products from manufacturers in that region or to obtain products at marketable rates, particularly if additional quarantine and travel restrictions result in the closure of the factories in which our current products are manufactured and which our anticipated line of products are planned to be manufactured. Such events may result in the need for us to consider and establish relationships with manufacturers in different countries from which to source our inventory of products and could have a material adverse effect on our business, operating results and financial condition.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

Our operations in China are governed by the laws and regulations of the People’s Republic of China (“PRC”). The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new PRC laws or changes in PRC laws and regulations related to, among other things, foreign investment and manufacturing in China could have a material adverse effect on our business and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. These uncertainties may impede our ability to enforce contracts in China and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business, and impede our ability to continue our operations and proceed with our future business plans.

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The apparel industry is highly competitive and is subject to rapidly changing consumer demands and preferences, and we face significant competitive threats to our business.

The market for apparel and the related accessory and other items we will provide is highly competitive and includes many new competitors as well as increased competition from established companies, some of which are larger or more diversified and may have greater financial resources. Many of our competitors have larger sales forces, stronger brand recognition among consumers, bigger advertising budgets, and greater economies of scale. We will compete with these companies primarily on the basis of price, quality, service and brand recognition, all of which are important competitive factors in the apparel industry. Our ability to maintain a competitive edge depends upon these factors, as well as our ability to deliver new products at the best value for the customer, maintain positive brand recognition, and obtain sufficient retail floor space and effective product presentation at retail. If we are unable to compete successfully with our competitors, our business and results of operations will be adversely affected.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell workwear at prices which generate a profit.

We have yet to earn revenue and if we are unable to generate significant revenue from our operations, our business will fail.

We have not generated any revenue from inception to the date of this prospectus. If we are unable to generate revenue from operations we will not be able to achieve profitability or to continue operations.

If we continue to incur net losses, our business will fail.

From our formation, we have incurred cumulative net losses of $918. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail and you run the risk of a complete loss of your investment.

We may not be able to compete effectively against our competitors.

The business uniform business is extremely competitive. The sector includes large, established corporations that enjoy established market shares and brand recognition with consumers. Our competitors will have greater financial resources and may be able to withstand price competition and attract clients better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

The COVID-19 pandemic could adversely impact the demand for our products and increase the likelihood that our business fails.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. In response to the outbreak, national, state, and local governments have introduced various measures and recommendations in order to limit the spread of the pandemic, including travel and border restrictions, quarantines, self-isolation, and social distancing.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, the implementation or recurrence of shelter in place or similar orders in the future, its impact on the financial markets in which we operate, new information that may emerge concerning the severity of the virus, and the related impact on consumer travel and demand for delivery services. This uncertainty could increase the likelihood that our business fails.

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Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future.

We have incurred losses since our inception. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern as described in the notes to our financial statements. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to develop our business. At this time, we cannot assure investors that we will be able to obtain financing.

Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in our shares is suitable.

As a smaller reporting company we will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will have “scaled” disclosure requirements that are less comprehensive than the disclosure requests applicable to issuers that are not smaller reporting companies. This could make our Common Stock less attractive to potential investors, which in turn could make it more difficult for our stockholders to sell their shares.

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

We are required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as we remain a smaller reporting company, we intend to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement.

Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective.

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We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. This may expose us, including individual executives, to potential liability which could significantly affect our business. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its audits of internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common shares could decline, and we could be subject to sanctions or investigations by FINRA, the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Deficiencies in disclosure controls and procedures and internal control over financial reporting could result in a material misstatement in our financial statements.

We could be adversely affected if there are deficiencies in our disclosure controls and procedures or in our internal controls over financial reporting. The design and effectiveness of our disclosure controls and procedures and our internal controls over financial reporting may not prevent all errors, misstatements or misrepresentations. Consistent with other entities in similar stages of development, we have a limited number of employees currently in the accounting group, limiting our ability to provide for segregation of duties and secondary review. A lack of resources in our accounting ranks could lead to material misstatements resulting from undetected errors occurring from an individual performing primarily all areas of accounting with limited secondary review. Deficiencies in internal controls over financial reporting which may occur could result in material misstatements of our results of operations, restatements of financial statements, other required remediations, a decline in the price of our common shares, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered by the Company hereby are sold, investors in this offering will own approximately 28% of the then outstanding shares of common stock, but will have paid approximately 88% f the total consideration for our outstanding shares, resulting in a dilution of approximately $.04 per share. See “Dilution.”

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We have broad discretion in the use of a portion of the net proceeds from our initial public offering and may not use them effectively.

We currently intend to use the net proceeds from this offering to fully implement our business plan to its fullest potential and achieve our growth plans. For more information, see “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our stockholders may not agree with the manner in which we choose to allocate the net proceeds from this offering. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

RISKS RELATING TO OUR SECURITIES

We don’t anticipate paying dividends.

We have never paid nor; do we expect in the near future to pay dividends. We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in our Company if they require income generated from dividends paid on our capital stock. Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock is not currently traded on any exchange or market. If and when it starts trading it is anticipated that our stock will be subject to Rules 15g-l through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers who sell stock to persons other than established customers and “accredited investors” (as defined in Rule 50l(a) of the Securities Act). For transactions covered by this rule, a broker- dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell stock and the application of these rules to the trading of our common stock could negatively impact the trading market for our shares.

It is anticipated that trading in our shares will be subject to the SEC penny stock rules. Penny stocks include any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The Penny Stock Rules require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure statement must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements are expected to adversely affect the market liquidity of our common stock.

If listed for trading, our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been no market for our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. If trading begins in our common stock, it is likely that the stock will be subject to significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144 or due to the issuance of unregistered shares of our stock, it could create an “overhang” in the marketplace and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

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We are selling the shares offered by this prospectus without an underwriter and we may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our executive officers and directors, who will receive no commissions. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock, and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Markets upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If we become a reporting issuer under the securities exchange act of 1934, we will incur ongoing costs and expenses for sec reporting and compliance. without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. These additional costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale of share will allow us to meet our goals.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our executive officers and directors who will not be separately compensated for their efforts based on such sales, if any. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering are non-refundable and will not be placed into an escrow account or trust account. They will be immediately available to the Company for the uses described herein.

We will likely issue additional shares of common or preferred stock that will result in dilution to existing shareholders and adversely impact the value of our shares.

It is likely that in the future we will raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common or preferred stock. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to earn a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 100,000,000 shares of common stock and up to 90,000,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Obviously, if we do not qualify to trade in the OTC Market or some other noticeable market, we will have no marketplace. If our shares do become traded on such platform our stock price will be subject to a number of factors, including:

•	Technological innovations or new products and services by us or our competitors;
•	Government regulation of our products and services;
•	The establishment of partnerships with other companies;
•	Intellectual property disputes;
•	Additions or departures of key personnel;
•	Sales of our common stock;
•	Our ability to integrate operations, technology, products and services;
•	Our ability to execute our business plan;
•	Operating results below or exceeding expectations;
•	Whether we achieve profits or not;
•	Loss or addition of strategic relationships;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the factors set forth above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities legislation, which relate to future events or our future financial performance. Forward-looking information may include, but is not limited to, statements with respect to capital expenditures, success of business activities, permitting timelines, requirements for additional capital, government regulation of business operations, environmental risks, limitations on insurance coverage, the completion of regulatory approvals. In some cases, those forward-looking statements can be identified by terminology such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” or “continue” or the negative of these terms or other variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.

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Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the niche apparel industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including, without limitation, the risks outlined under the heading “Risk Factors” set forth above and matters described in this prospectus generally that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus. Except as required by applicable law, including the securities laws of the United States, we assume no obligation to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

Investors are cautioned against placing undue reliance on forward-looking information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. For additional information see Note 4, “Summary of Significant Accounting Policies” in the notes to our financial statements appearing elsewhere in this report. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

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Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

Results of Operations

The Company was incorporated on January 25, 2022, and therefore it has no prior periods to compare to its financial results as of June 30, 2022. The discussion below is strictly related to the short-term period between the Company’s formation on January 25, 2022 and its fiscal year end on June 30, 2022.

Fiscal Period Ended June 30, 2022

Revenues:

The Company generated $73,172 in revenues and incurred $58,193 in cost of sales for the fiscal period ended June 30, 2022. The Company generated all its sales through its wholly subsidiary, JAAG Uniform, located in Hong Kong. JAAG Uniform started to generate sales shortly after its formation. JAAG Uniform generated its sales through numerous clients with sale size ranging from a few thousand to over one hundred thousand of HK dollars.

Total Assets:

The Company’s total assets were $60,289 for the fiscal period ended June 30, 2022. The Company’s assets are primarily cash derived from its financing activities.

Total Liabilities:

The Company’s total liabilities were $5,743 for the fiscal period June 30, 2022. The Company’s liabilities are all from its account payables and accrued expenses. Currently, the Company has no long term debt.

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Stockholders’ Equity:

The Company’s shareholders’ equity was $54,546 for the fiscal period ending June 30, 2022.

Selling, General and Administrative Expenses:

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fiscal period ended June 30, 2022 were $15,903. Selling, general and administrative expenses primarily consist of legal, accounting, consulting and other professional service fees.

Loss from Operations:

The Company had a gross profit of $14,979 and a gross profit margin of 20.5% for the fiscal period ended June 30, 2022. After deducting selling and general and administrative expenses, it had a loss from operations for the period of $924.

Net Loss:

Net loss was $918 for the fiscal period ended June 30, 2022, primarily because selling and general administration expense exceeded the Company’s gross profits for the period.

Cash Flows

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

Fiscal Period Ended June 30,
2022
Net cash (used in) provided by:
Operating activities	$224
Financing activities	$59,424

Operating Activities

Cash provided by operating activities was $224 for the year ended June 30, 2022.

Financing Activities

Cash provided by financing activities was $59,424 for the year ended June 30, 2022. This consisted primarily of the issuance of common stock from private placement financings totalling $58,718. In addition, during the fiscal period, the Company received an advance from a related party of $160 and received cash from the sale of an asset in the amount of $546.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Liquidity and Capital Resources

We have an accumulated deficit as of June 30, 2022 of $918. We expect to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our expenses and obligations. At June 30, 2022, the Company had cash and cash equivalents of $59,648. We will need to rely on private contributions and financing to fund future operations for the next 12 months. There is no assurance that such financings will be available to us or be available on terms acceptable to us.

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MARKET OVERVIEW

In 2020, the global market for uniform and workwear is estimated at US$29.1 billion and is projected to reach a revised size of US$39.2 Billion by 2027, growing at a rate of 4.3% over during that period. Growing trends in fashionable, yet functional, workwear and rising demand for the protection of worker health and safety are one of the leading factors for companies deciding to implement uniform programs.

With the increase in the employment of workers in the automobile, chemical, and other manufacturing industries, the demand for workwear and uniforms is consistently rising. The manufacturing segment is forecasted to attain a value of around US$13 billion by the end of 20251. As the manufacturing industry advances, we would expect that demand for employee workwear will increase. The apparel and options from today’s garment suppliers include more fashionable clothing with fabrics that flex and move, are made of moisture-wicking materials, along with extended sizes and women’s uniform garments.

The healthcare, workwear, and uniforms industries are experiencing unprecedented growth in sales and profitability with medical uniforms leading the growth. According to Fortune Business Insights, the medical apparel industry stood at US$86 billion in 2020 alone2. This is driven in part by the increasing number of medical professionals serving during the COVID-19 pandemic and the need for hospitals to constantly replenish their supplies. Uniforms need to be cleaned and organized in a hospital setting and require a certain style or high level of functionality to meet strict CDC guidelines. In the recent past, hospitals have gone through a high volume of Personal Protective Equipment (PPE), with surgical caps and gowns leading the market’s steady growth.

It is anticipated that the Asia Pacific market will emerge as the highest growth achiever with major developing economies like India and China emerging as production hubs of workwear and uniforms, while rapid industrialization in this region is leading to the increased demand for workwear and uniforms. China held the largest share of the Asia Pacific market, around 41%, in the year 20173. Being the largest textile producer in the world, with growing industries in the region and in the presence of a large, low-cost labor force, the country is forecasted to reach a projected market size of US$7 billion by the year 2027 trailing a compound annual growth rate (CAGR) of 4.1% over the analysis period of 2020 to 20274. In contrast, the workwear market in North America was valued at around US$8 billion in the year 2017 and is anticipated to grow with a CAGR of around 6%. The North American market is further expected to increase to a value of around US$12 billion by the end of 20255. Among the other noteworthy geographic markets are Japan and Canada, forecasted to grow at 4.2% and 3.4% respectively over the 2020-2027 period6.

DESCRIPTION OF OUR BUSINESS

Our Business

JAAG Enterprises Ltd. was incorporated on January 25, 2022 in the state of Nevada, USA. The Company acquired a 100% interest of JAAG Uniform on May 27, 2022, as its wholly-owned subsidiary. JAAG Uniform was incorporated on November 4, 2021 in Hong Kong, and is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

Products

The Company’s business is in the design and sale of uniforms at both the wholesale and retail level. Working alongside its clients and partners, the Company provides expertise in helping corporations to establish a brand presence and identity through employee uniforms. The Company supplies products to a diverse clientele within a number of industries, including luxury retail, sports, health and beauty, hospitality, engineering and manufacturing, property management, hospitals, security, and transportation. The Company’s management has extensive knowledge in textile and tailoring, offering custom design solutions to meet the specific needs of individual clients. The Company’s products have undergone stringent testing and adhere to the international standards for quality and safety. In addition, all of its products are tested according to international ISO and AATCC standards and are guaranteed to be non-toxic, durable, and safe to wear.

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1 https://www.researchandmarkets.com/reports/5018650/global-uniform-and-workwear-market-outlook-2027

2 https://www.repspark.com/blog/how-digital-is-redefining-the-way-uniform-and-workwear-industries-buy-and-sell

3 https://www.researchnester.com/reports/global-workwear-and-uniforms-market/1991

4 https://www.globenewswire.com/news-release/2021/10/29/2323773/0/en/Global-Workwear-Market-to-Reach-42-7-Billion-by-2026.html

5 https://www.researchandmarkets.com/reports/5018650/global-uniform-and-workwear-market-outlook-2027

6 https://www.globenewswire.com/news-release/2021/10/29/2323773/0/en/Global-Workwear-Market-to-Reach-42-7-Billion-by-2026.html

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Product Sourcing

The Company purchases its products from manufacturers in Hong Kong and China. With the Company management’s experience in the industry, the Company has established close relationships with a number of qualified suppliers and manufacturers in that region to ensure a stable supply for the production of its products. The Company’ proximity to its suppliers and manufacturers helps it to build strong rapport and also to ensure greater quality control and reliability in manufacturing and delivery of the uniforms. Building and fostering supplier relationships is part of the Company’s strategy for success and management believes it is a core competitive advantage for the Company.

MARKET GROWTH

Factors such as increasing trends for fashionable and functional clothing along with the increasing workforce base across industries and the growing enterprise and business sector are some of the factors anticipated to drive the growth of the global workwear and uniform market. Additionally, growing trends of professionalism by workwear fashion and necessity of analysis of workers’ health by IoT (Internet of Things) integrated workwear and the rising demand for workplace safety for lowering workplace accidental occurrences and growing apparel industry are some of the factors anticipated to contribute significantly towards the growth of the global workwear and uniform market.

COVID-19

The growth of the workwear and uniform market is accelerated in the wake of COVID-19. As reported by consulting firm Gallup, 46% of US workers are concerned that returning to work could expose them to the virus, which could see businesses turn to protective clothing in order to alleviate fears and facilitate a safer return to the workplace. A recent analysis by Allied Market Research has suggested that the protective clothing sector will see sharp growth, climbing by 38% in the next seven years7. Ensuring that employees can return to work safely will play a vital role in recovering from COVID-19.

Workplace Safety

The global workwear and uniform market are observing vibrant growth on account of increasing demand for workplace safety to reduce the increasing occurrences of workplace accidents and fatalities. According to the International Labour Organization (ILO), more than 2.78 million deaths per year occur as a result of occupational accidents or work-related diseases, while some 374 million non-fatal work-related injuries happen each year, resulting in more than four days of absences from work8. The global workwear and uniform market are segmented by product into apparel, footwear and accessories, out of which, the apparel segment is anticipated to hold the largest market on account of growing demand amongst manufacturing companies to provide workwear apparels owing to safety policies. Moreover, there is a shifting focus amongst enterprises for apparel which can withstand different temperatures and fabrics that weigh less to suit different work environments, which is anticipated to fuel the growth of this segment. According to a study by Coveralls, 29% of workers value adequate protection from their workwear above all else, while 26% want their uniforms to be comfortable to wear first and foremost9. For example, for industries such as manufacturing, flame-resistant garments can help prevent injuries from operating heavy machinery or accidental electrical surges and arc flashes. For the transportation and material handling industries, high visibility uniforms can protect workers from being struck by heavy equipment or oncoming traffic.

Fabric and Material Innovation

With technical advances in the manufacturing industry, numerous advanced machineries are deployed which operate in extreme environments. Owing to such factors, it is necessary for the workers to be in appropriate workwear that can withstand harsh environments and act as precautionary measures, raising the demand for continuous research and developments in the innovation of advanced fabric and materials. Recent workwear innovations poised to benefit market prospects include smart apparel in uniforms, wearable technologies in workwear, and stretch fabrics, organic fabrics, anti-microbial fabrics, and fabrics with moisture management, fire-resistance, stain-free and anti-creasing properties.

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7 https://3dlook.me/content-hub/modernizing-a-rapidly-growing-workwear-and-uniform-market/

8 https://www.researchnester.com/reports/global-workwear-and-uniforms-market/1991

9 https://3dlook.me/content-hub/modernizing-a-rapidly-growing-workwear-and-uniform-market/

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Professional Image

Not only do uniforms provide functional purposes, but they also serve to help companies present a unified and professional brand image that can help retain customers. There is a rising importance placed on workwear and uniform as a way of showing professionalism in the manufacturing and corporate sectors. Workwear and uniform act as an exceptional advertising tool, and many employers issue workwear to their staff as part of their marketing strategy. As reported by Xamax, 74% of consumers believe that staff uniforms are more effective at improving brand attitude and sales than television advertising10.

Growing Enterprise and Business Sector

Enterprise and business sector of different industry groups around the globe is growing at a rapid pace, which is anticipated to contribute to the growth of the global workwear and uniform market. According to the U.S. Department of Commerce, gross output by private industries in-between first quarter of 2017 and first quarter of 2019 grew from US$30,177 billion to US$33,281 billion, whereas gross output by government industries grew from US$3717 billion to US$3965 billion11. The workwear market globally is also expected to gain momentum from the expansion of the food service industry, steady growth registered by the healthcare and social care sector, and resurgence of the construction industry along with the generation of new employment opportunities in these sectors.

INDUSTRY TRENDS

Move to Digital

As the internet becomes the preferred channel for buyers to research products, communicate with suppliers, and purchase work apparel online, the uniform and workwear industries are experiencing disruption to traditional sales processes and rapid transition to digital. Market opportunities and profitability continue to grow for companies that successfully respond to this disruption by leveraging the use of an eCommerce process that is customer-centric, agile, and focused on real-time data. The uniform and workwear industry represents a US$120 billion combined market opportunity with a large majority of sales still transacted through traditional wholesalers12. Digital sales technology is creating opportunities for these industries to strengthen their sales processes and increase revenue by providing a more dynamic purchasing interface between buyers and suppliers.

Upgraded Fitting Process

With COVID-19 shining a light on the inefficiencies within the uniform market, manufacturers are pivoting and transforming in order to keep up with the growing demand. The uniform manufacturing industry is still largely reliant on manual processes. With each employee’s measurements taking approximately five to twenty minutes, these sessions come at a significant time, productivity, and financial cost to uniform businesses. In today’s climate, this also poses a serious health and safety risk to fitting service teams and end wearers. With fit, quality, and price being the key differentiators, workwear and uniform manufacturers have adopted the latest technology, such as body scanning and 3D software, to streamline their workflow from digital fitting to final garment in a short amount of time and with minimal error.

Uniform Fit for Everyone

In many industries, there is a considerable difference between the number of males and females employed. Women account for less than 10% of the U.S. construction workforce, for instance, according to the Bureau of Labour, and just 16% of employees in mining, quarrying, and oil and gas extraction. This imbalance is often reflected in the grading systems used by uniform manufacturers, resulting in a lack of appropriate choice for female workers, who are forced to use garments that have been poorly designed to fit the shape of their bodies. Employee productivity is impacted as a result-a past study conducted by the Trades Union Congress found that 57% of women required to wear personal protective equipment (PPE) say their work has been significantly hampered by the protective garments13.

Demand for Casualwear

The corporate workwear segment is anticipated to grow at a significant pace owing to the growing trends of workplace fashion and the availability of varied options for dressing. With variants like omicron making it tough for companies to set return-to-office dates, new fashion trends are emerging among hybrid workers, according to the 2022 Stitch Fix Style Forecast. These include a prolonged move toward comfortable attire, with 72% of professionals having prioritized comfort over the past year14. While demand for work outfits is rising, a majority of consumers are looking to balance style with comfort.

__________________________

10 Ibid

11 https://www.researchnester.com/reports/global-workwear-and-uniforms-market/1991

12 https://www.repspark.com/blog/how-digital-is-redefining-the-way-uniform-and-workwear-industries-buy-and-sell

13 https://3dlook.me/content-hub/modernizing-a-rapidly-growing-workwear-and-uniform-market/

14 https://www.bloomberg.com/press-releases/2021-12-15/return-to-office-workwear-is-comfort-while-suits-are-dead-stitch-fix-says

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INDUSTRY COMPETITIVE ANALYSIS

Threat of Entry

The threat of entry for the uniform market is relatively high due to the technical know-how required to succeed in the industry. The cost of raw materials is high and continues to rise so achieving economies of scale is a crucial part of that success. Companies that fail to meet the minimum efficient scale will be at a disadvantage and find it much harder to keep up with their competitors. Workwear suppliers and manufacturers, in general, need to have a broad yet in-depth range of knowledge of the uniform needs and requirements of various industries, as well as the safety standards pertaining to each. They also need to keep up-to-date with the latest innovation and trends in textile and workwear manufacturing, in order to consistently evolve and adapt to the changing needs of its customers and provide new value propositions to retain existing clientele. Customer loyalty is also a factor that makes it difficult for new players in the field.

Threat of Rivalry

The threat of competition is medium to high as there are numerous uniform and workwear suppliers operating worldwide. More established companies often have resources to invest in new innovations and technologies to further their product offerings and adapt to the latest trends. With better technology and a more knowledgeable employee base, the learning curve can be greatly reduced and may result in a cost advantage. Because uniforms often must adhere to a certain standard, the differentiation between competitors may come down to the quality of textile, craftsmanship, and design.

COMPETITION

The uniform and workwear market are highly fragmented with a few major corporations dominating the industry. Some of the leading industry players in the global workwear and uniform market include Carhartt, VF Corporation, Alsico, Barebones Workwear, Cintas Corporation, Williamson-Dickie, Aramark, Engelbert Strauss, Fristads, VP Capital, Hejco Yrkesklader, and Johnson Service Group, amongst many others. Manufacturing industries such as automotive, chemical, and pharmaceutical possess stringent safety norms mandating workers to wear workwear uniforms as protective clothing. Product demand is often dependent on the presence of these manufacturing sectors in the region. With the coronavirus in full force in the past two years, the automotive, mining, and related manufacturing sectors have suffered substantially. Strict social distance norms, curfews, lockdown measures, and limited workforce resulted in a temporary shutdown of operations, thus reducing the need for workwear. Moreover, the shift towards work-from-home further reduced the need for workwear in the homes, which considerably affected product consumption. Coming out of the pandemic, the Company plans to gain businesses in these sectors. The uniform manufacturing industry is modernizing, and new technologies are being introduced to enhance the safety, quality, and capabilities of modern-day workwear. The Company will need to develop closer relationship with its manufacturers and suppliers in order to avoid issues dealing with supply chain and to maintain a competitive edge by leveraging its network of suppliers, manufacturers, and logistic providers.

COMPETITIVE ADVANTAGE

There are several key factors that help the Company differentiate from its competitors, all of which will help the Company succeed in the competitive landscape.

Management Expertise

The Company’s management has experience in the uniform manufacturing and trading business, particularly in the field of apparel manufacturing and distribution. With years of experience in the industry, management has experienced first-hand all aspects of the garment industry from design, prototype, procurement, production, to export and delivery.

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Design Expertise

The Company‘s manufacturers and suppliers employ the expertise of reputable designers. They work with designers with years of experience in the fashion industry as well as recent graduates and brand designers who bring a unique approach to the designs.

Established Supply China Network

Through years of experience operating in the industry, the Company’s management has developed a solid, reliable network of contacts with local and overseas suppliers, manufacturers, distributors, and buyers. The Company leverages this experience in delivering quality and timely products. The Company maintains tight control over the quality of its products and works closely with manufacturers to ensure quality standards are consistently enforced and replicated. One advantage of the Company is its proximity to the source of manufacturing, allowing the Company to develop solid rapport with its production and logistics associates and facilitate open communication.

MARKETING STRATEGIES

Pricing Strategy

The Company aims to supply uniforms to a variety of companies at competitive prices. The pricing objective of the Company is not to be the lowest cost provider on the market but to create a value proposition for our customers based on differentiated designs and materials. The Company aims to achieve a gross profit margin of 20% to 25% range on its uniform apparel, with more favorable pricing offered to long-term and larger volume consumers, however, there is no assurance that these profit levels will be reached or that the Company will earn any profit. Our pricing system will allow us to distribute lower margin products at a larger volume while products made of higher quality materials and technologies will be sold with a higher profit margin. The Company will focus on its supply chain networks in the industry to effectively reduce cost and achieve greater profit margin.

Distribution Strategy

Local buyers make up an important channel for the Company in bringing business outside of domestic grounds and breaking the barrier to entry into larger and more substantial international markets. The Company will maintain a direct line of contact with its suppliers in China while delivering products to local buyers and sales agents for distribution to overseas markets. Our efforts will be placed on building a strong customer base with focus on quality, design, and service to generate repeat sales while continuously attracting new buyers. The Company will maintain a flexible structure to accommodate the needs of our clientele.

Sales Strategy

The Company will be focusing on various sales channels in order to capture market share. It is anticipated that a sales channel for the Company will be through direct sales with sales reps to help the Company tap into unexplored markets and to maintain relationships with accounts. The Company will also make use of its available warehouse space as a showroom to showcase different material and various options and styles of uniforms.

Promotion Strategy

The Company plans to market its products through various online platforms. The Company plans to be active on a number of B2B and B2C e-commerce platforms to widen its reach and enhance the Company’s exposure in the marketplace. The benefits of digitization through B2B e-commerce solutions can help improve margins, increase sales, and gain sustainability benefits all at the same time. The Company will also create exposure through various trade shows in order to gain sales and increase the Company’s visibility. The main objective of the Company’s marketing strategy is to work in tandem with its sales representatives to stimulate business among current customers while effectively attracting new clients to foster ongoing, long-term relationships.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis and no minimum number of shares must be sold in order for the offering to proceed. The offering price is $0.05 per share, and following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 maximum amount representing the sale of 1,000,000 shares being offered or any amount.

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Assuming 1,000,000 Shares (100%) are sold: $50,000 in proceeds will be received in the next 12 months

Uses of Funds	Estimated
General working capital	25,000
Business development	$15,000
Marketing and promotion	$10,000
TOTAL	$50,000

Assuming 750,000 Shares (75%) are sold: $37,500 to be received in the next 12 months

Uses of Funds	Estimated
General working capital	18,750
Business development	$11,250
Marketing and promotion	$7,500
TOTAL	$37,500

Assuming 500,000 Shares (50%) are sold: $25,000 to be received in the next 12 months

Uses of Funds	Estimated
General working capital	12,500
Business development	$7,500
Marketing and promotion	$5,000
TOTAL	$25,000

Assuming 250,000 Shares (25%) are sold: $12,500 to be received in the next 12 months

Uses of Funds	Estimated Cost to Complete
General working capital	7,500
Business development	$3,000
Marketing and promotion	$2,000
TOTAL	$12,500

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interest to do so.

The Company estimates the cost of this offering will be approximately $35,000. All expenses incurred in this offering are being paid by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to pay for the expenses of the offering.

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DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold arbitrarily. The factors considered were:

•	our lack of significant revenues
•	our growth potential
•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding shares. As of June 30, 2022 our net tangible book value was $53,905, or $0.005281 per share of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 10,208,000, which is the number of shares of common stock outstanding at June 30, 2022.

The following table sets forth as of June 30, 2022, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the shares being offered by the Company, after deduction of offering expenses, assuming a purchase price in this offering of $0.05 per share of common stock.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.05	$0.05	$0.05	$0.05
Book Value Per Share Before the Offering	$0.005343	$0.005343	$0.005343	$0.005343
Book Value Per Share After the Offering	$0.003064	$0.004160	$0.005206	$0.006205
Net Increase (Decrease) to Original Shareholder	$(0.002279)	$(0.001183)	$(0.000137)	$0.000862
Decrease in Investment to New Shareholders	$0.046936	$0.045840	$0.044794	$0.043795
Dilution to New Shareholders (%)	93.87%	91.68%	89.59%	87.59%

Net Value Calculation

If 100% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$53,905
Net proceeds from this offering	50,000
$103,905
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (100%)	1,000,000
11,208,00

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Net Value Calculation

If 75% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$53,905
Net proceeds from this offering	37,500
$91,405
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (75%)	750,000
10,958.000

Net Value Calculation

If 50% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$53,905
Net proceeds from this offering	25,000
$75,905
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (50%)	500,000
10,708,000

 Net Value Calculation

If 25% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$53,905
Net proceeds from this offering	12,500
$66,405
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (25%)	250,000
10,458,000

SELLING SHAREHOLDERS

The shares being offered for resale by the 34 selling shareholders consist of 2,508,000 shares of our common stock.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of October 1, 2022 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders. We may from time to time include additional selling shareholders in supplements or amendments to this prospectus.

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	Ownership Before Offering		Ownership After Offering(3)
Selling Shareholder(1)	Number of Shares of Common Stock Owned Beneficially before Offering(2)	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering
Timmy Chun Bun Wong	200,000	200,000	0
Leslie Chow	10,000	10,000	0
Donald Lee	15,000	15,000	0
Haofeng Zeng	5,000	5,000	0
Haiping Xu	10,000	10,000	0
Joey Yeung	5,000	5,000	0
Gerry A. Peacock	85,000	85,000	0
Tommy King Tat Wong	150,000	150,000	0
Adam Lui	200,000	200,000	0
Raymond Lok Hang Lau	170,000	170,000	0
Ellen Nga Yee Lo	170,000	170,000	0
Grace Ma	10,000	10,000	0
Christina Ng	5,000	5,000	0
Melissa Ma	5,000	5,000	0
Michelle Ma	5,000	5,000	0
Claudia Ng	2,000	2,000	0
Boaz Leung	2,000	2,000	0
Wong Jacqueline	200,000	200,000	0
Yunjiao Zhu	2,500	2,500	0
Haiyan Xing	2,500	2,500	0
Shelley Chan	150,000	150,000	0
Sara Chan Norgaard	150,000	150,000	0
Allan Fung	150,000	150,000	0
Cheuk Shan Ngai	100,000	100,000	0
Vince (Cheuk Hon) Ngai	2,000	2,000	0
Wai Lok Leung	2,000	2,000	0
Wai Fong Mandy Li	100,000	100,000	0
Kai Ching Victor Lui	50,000	50,000	0
Tommy Norgaard	75,000	75,000	0
Llew Blenman	75,000	75,000	0
Hui Gee Yan Henry	75,000	75,000	0
Yeung Wing Yee Tracy	75,000	75,000	0
Tsang Wing Yi Grace	150,000	150,000	0
Dinesh Vashi Nihalchand	100,000	100,000	0

______________________________________________________

(1)	None of the selling shareholders are residents of the United States.
(2)	None of the selling shareholders own more than 2% of the shares of the Company’s common stock outstanding as of October 1, 2022.
(3)	Assuming the sale of all shares owned by each shareholder; however, there is no assurance that each shareholder will sell all his/her shares or that they will sell any.

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PLAN OF DISTRIBUTION

The Company has 10,208,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 2,508,000 shares of our common stock currently held by existing shareholders. These shares of the Company are to be sold for $0.05 per share until our shares are listed on the OTC Markets, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The Company is also registering an additional 1,000,000 which it plans to sell at the fixed price of $0.05 per share for the duration of the offering.

The Company will offer its shares through its executive officers and directors who will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration. Our directors are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. Before, during and after the offering, our directors will perform substantial duties for the Company or on its behalf otherwise than in connection with the sale of securities. Our directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000 Shares being offered on behalf of the Company itself. The proceeds from the 2,508,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. Our common stock is not listed on any Stock Exchange or trading market. We intend to make application to have our shares of common stock quoted on the OTCQB upon receipt of SEC approval of this Registration Statement. There can be no assurance, however, that such an application for quotation will be approved. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

It is anticipated that the shares will be offered outside the United States. To the extent they are offered in the United States, the securities will be offered or sold in particular states only if they have been registered or qualified for sale in the states, or if an exemption from such registration, is available.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective, and perhaps thereafter.

The Company will pay all expenses of the offering, which they expect is approximately $35,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to cover any such expenses relating to this offering.

Penny Stock Rules

Rule 15g-9 of the Exchange Act establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that is not listed on the NASDAQ Stock Market or other national securities exchange and which has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is considered a penny stock and is expected to remain so for the foreseeable future. The penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer must receive from that person, a written agreement to the transaction setting forth the identity and quantity of the shares of penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

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The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Before the completion of a transaction in penny stocks, the penny stock rules also require the broker-dealer to disclose to the customer the amount of compensation or other remuneration the broker will received as a result of the penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to resell and dispose of our common stock.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company,” you must

-	Execute deliver a subscription agreement; and

-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to (i) “JAAG Enterprises Ltd.,” (ii) a subsidiary of the Company, or (iii) escrow agent as further instructed by the Company. Wire transfers and telegraphic transfers are also acceptable. The Company will deliver stock certificates or will credit investors account through electronic “book entry,” transactions, if requested by the shareholder.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of the offering of their shares. Any selling shareholder named herein is responsible, prior to reselling any shares to deliver to a potential investor a copy of this Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than the time they receive payment from the purchasing party for such shares.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser,” of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regard to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 and 90,000,000 shares of preferred stock at a par value of $0.0001.

Common Stock

As of October 1, 2022, there were 10,208,000 shares of common stock issued and outstanding and held by 38 shareholders of record.

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The holders of our common stock:

•	have equal ratable rights to dividends, when, as and if declared by the Board of Directors;
•	are entitled to share rateably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	do not have pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming the sale of all the shares of common stock being offered though this prospectus, the officers and directors of the Company, together as a group, will still hold approximately 80.91% of the Company’s issued and outstanding shares of common stock.

Preferred Stock

The Company has 90,000,000 preferred shares authorized, par value $0.0001 per share. There are no preferred shares issued and outstanding as of the date of this prospectus and no preferred shares are being offered or registered hereby. To the fullest extent permitted by the laws of the State of Nevada, from time to time, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Company. As of the date of this prospectus, we have not set the rights and preferences of our preferred stock.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock.

Redemption Rights

No holder of any shares of our common stock is subject to any buy back or redemption rights. Owners of our common stock do not have the right to require us to repurchase their common stock.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon by the law firm of Jones & Haley, a professional corporation,. located at 750 Hammond Drive, Building 12, Suite 100, Atlanta, GA 30328.

EXPERTS

The financial statements and summary financial information included in this prospectus and the registration statement have been audited by Centurion ZD CPA & Co. of Hong Kong to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORTS TO SECURITIES HOLDERS

We will make our financial information available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada.

ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was incorporated in the State of Nevada on January 25, 2022.

On May 27, 2022, the Company acquired a 100% interest in JAAG Uniform, a private Hong Kong company. JAAG Uniform is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

DESCRIPTION OF FACILITIES

The Company doesn’t own or lease any real property. The Company shares office space at 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada for its corporate headquarters. The Company’s wholly owned subsidiary, JAAG Uniform Limited, shares office space at 3037, 3/F, 479 Castle Peak Road, Cheung Sha Wan, Hong Kong.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

PATENTS AND TRADEMARKS

We currently have no patents or trademarks that are material to our business.

 MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be “penny stocks”, as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

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In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders

On October 1, 2022, we had approximately 38 holders of record of common stock. As of October 1, 2022, 10,208,000 shares of our common stock were issued and outstanding and nil shares of preferred stock were issued and outstanding.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of our directors or executive officers. Stockholders annually elect the directors. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title

Jeffrey Chau	44	President, CEO, Treasurer, Director

Billy Chan	39	Secretary, Director

The President, directors, and officers of the Company will hold office until additional members or officers are duly elected and qualified. The background and principal occupations of the directors and officers of the Company are as follows:

Jeffrey Chau, age 44, graduated from Columbia University with Bachelor of Science degree in Mechanical Engineering in 2001. After graduation, Mr. Chau was employed as a patent engineer for a US Patent Attorney based in Taiwan. In 2004, Mr. Chau moved to Sydney, Australia and worked as a marketing and territory manager for a mobile prepaid products distributor, with duties including supervision of marketing staff within the New South Wales region. From 2007 to 2009, he worked as production merchandiser for Farbo Uniforms in Hong Kong and was promoted to merchandising manager of the company in 2010. Subsequently, Mr. Chau became CEO of Farbo Uniforms in 2015. He left Farbo Uniforms in 2020 to pursue his own opportunities and founded JAAG Uniform Limited in 2021.

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Billy Chan, age 39, immigrated to Canada from Hong Kong at a young age. He completed his high school education in 2001 in Calgary, Alberta. After working for few years following his graduation from high school, he moved back to Hong Kong in 2004 to begin a career at a manufacturing business in Guangdong, China. Following this move, Mr. Chan joined a garment manufacturer in Dongguan, China. While working for the Dongguan garment manufacturer, he gained substantial knowledge of garment manufacturing. In 2007, he was promoted to production and quality manager of this garment manufacturer in Dongguan. In 2010, he also became the general manager. Under Mr. Chan’s guidance, the company experienced substantial revenue growth over the years. In 2018, he left the Dongguan garment manufacturer to pursue other business opportunities. In 2018, he joined a power construction and restoration company, Jinyixing (Liaoning) Electric Power Technology Development Co. Ltd. in China, supervising the company’s day to day operations. In 2021, he joined JAAG Enterprises Ltd. to assist in JAAG Enterprises’ development and operations.

Audit Committee

The Company does not have an audit committee.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or on behalf of other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.

No Compensation to Directors

No director has received any compensation, in cash or of other kind, for serving as a director, and we currently do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Potential Conflicts of Interest

As we do not have an audit committee, compensation committee or any other committees comprised of independent directors. The functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest, in that our directors and officers have the authority and discretion to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors as of the date of this prospectus.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Committees of the Board of Directors

The Board of Directors plans to establish an audit committee and a compensation committee at such time as it has sufficient employees, directors, and resources. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan that we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient resources to establish those committees.

Directors Independence

For purposes of determining director independence, the Company has applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTC Markets on which the Company intends for its shares of common stock to be quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Our Board of Directors is currently comprised of two members, both of whom do not qualify as independent directors in accordance with the NASDAQ guidelines.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed from the office in accordance with the applicable provisions of Nevada law. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

EXECUTIVE COMPENSATION

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by our President/Chief Executive Officer/Principal Financial Officer and Corporate Secretary in the fiscal period ended June 30, 2021, and 2022. This table consists of all the executive officers of the Company who served in such capacity at the end of the fiscal year.

2022 SUMMARY COMPENSATION TABLE

Name and Principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jeffrey Chau
President, CEO, Treasurer	2022	$7,692	$0	$0	$0	$0	$0	$0	$7,692

Billy Chan
Secretary	2022	$0	$0	$0	$0	$0	$0	$0	$0

Compensation of Executive Officers

Our executive office’s have a consulting agreement with our company.

On November 1, 2021, we entered into a consulting agreement with Jeffrey Chau, through JAAG Uniform. Under the contract, Mr. Chau will receive a monthly fee of HK$5,000 commencing on November 1, 2021 and ending at any time by either party with one month written notice.

The Company does not have a compensation committee. Given the nature of the Company’s business and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

Compensation of Directors

We have no arrangements for the remuneration of our directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2022, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 5% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Offering(3)
Jeffrey Chau(1) Hong Kong	3,825,000	3,825,000	37.47%	34.12%
Billy Chan(2) Hong Kong	100,000	100,000	0.98%	0.89%

__________

(1) Mr. Chau was appointed President, CEO, Treasurer and Director on June 20, 2022.

(2) Mr. Chan was appointed director and secretary on June 20, 2022.

(3) These percentages were calculated assuming that 10,208,000 shares of our common stock were outstanding as of October 1, 2022 excluding the sale of the 1,000,000 shares offered in this offering.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,208,000 shares of common stock outstanding prior to the offering as of October 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On November 1, 2021, the Company entered into a services agreement with Mr. Chau, our President, whereby the Company agreed to pay a monthly fee of HK$5,000 for services to be rendered to the Company. As of June 30, 2022, the Company owes $5,128 to Mr. Chau for accrued fees.

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed or expected to be billed for professional services rendered by our principal accountants with respect to our last fiscal year end.

June 30, 2022

Audit fees	$7,500
Audit related fees	o
Tax fees	0
All other fees	0
Total	$7,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the last fiscal year were approved by our board of directors.

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FINANCIAL STATEMENTS

JAAG ENTERPRISES LTD.

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中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising) Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of JAAG Enterprises Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of JAAG Enterprises Limited and its subsidiaries (the “Company”) as of June 30, 2022, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for the period from November 4, 2021 (inception) to June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the consolidated results of its operations and its cash flows for the period from November 4, 2021 (inception) to June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

We have served as the Company’s auditor since 2022.

Hong Kong, China

October 11, 2022

PCAOB ID: 2769

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JAAG ENTERPRISES LTD.

Consolidated Balance Sheet

ASSETS

June 30,
2022

Current Assets
Cash & cash equivalents	$59,648
Prepaid expenses	641
TOTAL ASSETS	$60,289

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$5,583
Due to related party	160
Total Liabilities	5,743

Stockholders' Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized
10,208,000 shares issued and outstanding)
as of June 30, 2022	1,021
Additional paid in capital	54,443
Accumulated deficit	(918)
Total Stockholders' Equity	54,546

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$60,289

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.

Consolidated Statement of Operations

For the period from November 4, 2021 (Inception) to June 30, 2022

Revenue	$73,172

Cost of Revenue	58,193
Gross Profit	14,979

Selling, General & Administrative Expenses	15,903

Income / (loss) from operations	(924)

Other income	6

Net Income/ (Loss)	$(918)

Basic and diluted earnings per share	$(0.00)
Weighted average number of common shares outstanding	7,571,264

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JAAG ENTERPRISES LTD.

Consolidated Statement of Changes in Stockholders' Equity

From November 4, 2021 (Inception) to June 30, 2022

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, November 4, 2021	7,500,000	$750	$(737)	$-	$13

Effect of acquisition on May 25, 2022	200,000	20	(3,274)	-	(3,254)

Share issued on June 27, 2022	2,508,000	251	58,454	-	58,705

Net income (loss)	-	-	-	(918)	(918)

Balance, June 30, 2022	10,208,000	$1,021	$54,443	$(918)	$54,546

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.

Consolidated Statements of Cash Flows

For the period from November 4, 2021 (Inception) to June 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(918)
Changes in operating assets and liabilities
Changes in prepaid expenses	(641)
Changes in accounts payable and accrued liabilities	1,783
Net cash provided by (used in) operating activities	224

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from (repayment to) related party	160
Issuance of common stock	58,718
Cash acquired from assets acquisition	546
Net cash provided by (used in) financing activities	59,424

Net increase (decrease) in cash	59,648
Cash at beginning of period	-
Cash at end of period	$59,648

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest	$-
Income Taxes	$-

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2022

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

JAAG Enterprises Ltd. (“JAAG Enterprises”) was incorporated on January 25, 2022, in the state of Nevada, USA. JAAG Enterprises acquired 100% interest of JAAG Uniform Limited of Hong Kong (“JAAG Uniform”) on May 27, 2022, as its wholly owned subsidiary. JAAG Uniform, incorporated on November 4, 2021, in Hong Kong, is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

JAAG Enterprises and JAAG Uniform will be collectively referred to as the “Company”.

NOTE 2. BASIS OF PRESENTATION

On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary.   The transaction results in JAAG Uniform’s shareholders taking control of the Company by voting rights through 97.40% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10 (“Reverse Takeover”).

As a result, these consolidated financial statements are presented as a continuation of JAAG Uniform’s financial statements with the assets and liabilities of the JAAG Uniform presented at their historical carrying values and the assets and liabilities of the JAAG Enterprises recognized on the date of the transaction.

The Company’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the Company’s wholly owned subsidiary, JAAG Uniform, and 100 percent of its assets, liabilities and net income or loss.  All inter-company accounts and transactions have been eliminated.

The Company has a June 30, year-end.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

As of June 30, 2022, the Company has cash of $54,861 (CAD 70,279) denominated in Canadian Dollars which was translated at the year-end spot rate of 1.2810 CAD to 1 USD.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At June 30, 2022, the Company had $59,648 in cash and there were outstanding liabilities of $5,743.  Management does not believe that the Company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as going concern.

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NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2022.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

f. Revenue Recognition

In May 2014, the FASB issued guidance on the recognition of Revenue from Contracts with Customers. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. To achieve this core principle, the guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The guidance addresses several areas including transfer of control, contracts with multiple performance obligations, and costs to obtain and fulfill contracts. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs

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g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

j. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 5. ASSETS ACQUISITION

On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary. The transaction results in JAAG Uniform’s shareholders taking control of the Company by voting rights through 94.70% of ownership interest. As a result, JAAG Uniform, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company, being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance to ASC 805-50 as an acquisition of assets.

The net liabilities acquired was the fair value of the net liabilities of JAAG Enterprises as of May 27, 2022. The amount was calculated as follow:

Cash	$546
Other current liabilities	$(3,800)
Net liabilities	$(3,254)

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NOTE 6. RELATED PARTY TRANSACTIONS

On November 1, 2021, the company’s subsidiary, JAAG Uniform Limited, entered into a services agreement with the company’s President, Jeffrey Anthony Chau, whereby the company agreed to pay a management fee of HK$5,000 monthly to Mr. Chau. During the period ended June 30, 2022, the Company incurred $5,128 management fee pertaining to this agreement.

On November 1, 2021, the company’s subsidiary, JAAG Uniform Limited, entered into a consulting services agreement with Bonaventure Trading House Ltd., whereby the company agreed to pay a fee of HK$5,000 monthly to Bonaventure Trading House Ltd. for performing various administrative functions for the company. The company’s President, Jeffrey Anthony Chau, is a director of Bonaventure Trading House Ltd. During the period ended June 30, 2022, the Company incurred $5,135 administrative fee pertaining to this agreement.

As of June 30, 2022, there was $160 amount due to the Company’s president, Jeffrey Anthony Chau. This amount is non-interest bearing and payable upon demand.

NOTE 7. SHARE CAPITAL

On January 25, 2022, the Company incorporated with a seed capital of $78 (CAD$100) for 200,000 common stocks.

On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary (See Note 5).

On June 26, 2022, the Company closed a private placement and issued 2,508,000 common stocks for gross proceeds of $58,640 (CAD$75,240).

As of June 30, 2022, the Company had 10,208,000 shares of common stock issued and outstanding.

NOTE 8. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense for the period ending June 30, 2022. The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at June 30, 2022 are as follows:

June 30,
2022
Deferred tax assets
Net operating losses	$(918)
Deferred tax liability
Net deferred tax assets	193
Less valuation allowance	(193)
Deferred tax asset - net valuation allowance	$-

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NOTE 9. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 10. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 11. CONCENTRATIONS

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts (if any).

NOTE 12. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 13. SUBSEQUENT EVENT

In accordance with ASC 855-10 management has performed an evaluation of subsequent events from June 30, 2022, through the date the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows: (1)

SEC Registration Fee	$19.33
Auditor Fees and Expenses	$8,000
Legal and Consulting Fees and Related Expenses	$25,000
Miscellaneous Fees and Expenses	$2,000
TOTAL	$35,019.33

______________

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, and not the Selling Shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article VIII of our Bylaws, as amended, provides that to the fullest extent permitted by the Nevada Revised Statutes, directors, officers, employees and agents may be indemnified by the Corporation against any and all expenses, liabilities or other matters. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, Officer or Agent of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted as to directors, officers, employees, controlling persons and agents of the small business issuer pursuant to the above-stated language, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as set out in the Act and is therefore unenforceable

RECENT SALES OF UNREGISTERED SECURITIES

On January 25, 2022, the Company issued 200,000 common stock for gross proceeds of $78.

On May 27, 2022, the Company issued 7,500,000 common stock to acquire a 100% interest in JAAG Uniform.

On June 26, 2022, the Company closed a private placement and issued 2,508,000 common stock for gross proceeds of $58,640.

All sales discussed above were made on a private placement basis, pursuant to an exemption from registration in conformance with the provisions of Section 4 (2) of the Exchange Act. No underwriter was involved in the sale and no commissions were paid in connection with such sales. Each investor was suitable, and each was given adequate access to sufficient information to make an informed investment decision.

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ITEM 16 EXHIBITS AND FINANCIAL SCHEDULES

Ex No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Bylaws

5.1*	Opinion of Jones & Haley, a professional corporation, including consent

10.1	Consulting Agreement with Jeffrey Chau

10.2	Consulting Agreement with Bonaventure Trading House Ltd.

10.3	Consulting Agreement with WF Consulting Ltd.

10.15	List of Subsidiaries

23.1	Consent of Independent Accounting Firm

23.2*	Consent of Jones & Haley, a professional corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

_____________

(*) To be filed by amendment

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ITEM 17 UNDERTAKINGS

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

(7) For the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424()(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

(ii) Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed incorporated by reference into the registration statement or prospectus that is a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calgary, Province of Alberta on the 19th day of October, 2022.

JAAG Enterprises Ltd.

By:	/s/ Jeffrey Chau
Jeffrey Chau
President Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Chau and Billy Chan, or any one of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Chau	President, Chief Executive Officer and Director	October 19, 2022
Jeffrey Chau	(Principal Executive Officer)

/s/ Billy Chan	Secretary and Director	October 19, 2022
Billy Chan

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